Exhibit 10.15
Loan Agreement
This Loan Agreement (this “Agreement”) is entered into on the 30th day of June, 2010 in Pudong New Area, Shanghai by and between:
Party A: Shanda Interactive Entertainment Limited
Address: No. 208, Juli Rd., Pudong New Area, Shanghai
Party B: Shanda Literature Corporation
Address: No. 35, Boxia Rd., Pudong New Area, Shanghai
Whereas, Party B needs to borrow money from Party A for developing its business and Party A agrees to extend a loan to Party B subject to the conditions set forth in this Agreement
NOW THEREFORE, both Parties, through friendly consultations, agree as follows:

Article 1	Party A agrees to extend to Party B a loan, the amount of which is to be Singapore Dollar One Million ($1,000,000SGD) or the equivalent in U.S. dollars. Party B will use the loan for the establishment of its overseas company in Singapore, and Party B shall not use the loan for any other purpose, otherwise Party A shall have the right to recall the loan early.

Article 2	The annual interest rate of the loan under this Agreement shall be 2.09%.

Article 3	The term of the loan shall be 3 years, commencing from the date when the whole amount of the loan is transferred into Party B’s bank account.

Article 4	Party B shall, at the request of Party A, repay the whole amount of the loan in a lump sum to Party A within three working days of the expiration of the term of the loan.

Article 5	Dispute Resolution

This Agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising out of this Agreement shall be settled through friendly negotiation by the Parties; if any dispute cannot be resolved through negotiation, both Parties agree to submit such dispute to China Council for the Promotion of International Trade for arbitration. The arbitration proceedings shall be conducted in Shanghai. The award of arbitration is final and binding on the Parties.

Article 6	This Agreement is made in four counterparts with each of the Parties holding two counterparts, all of which shall have the same legal effect.

Party A: Shanda Interactive Entertainment Limited

Signed by:	/s/ Danian Chen
Name:
	Title:	Chief Operating Officer

Party B: Shanda Literature Corporation

Signed by:	/s/ Xiaoqiang Hou
Name:
	Title:	Chief Executive Officer